CONFIDENTIAL

Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT,

MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS

THE TYPE THAT THE REGISTRANT TREATS AS

PRIVATE OR CONFIDENTIAL

SETTLEMENT AND TERMINATION OF LICENSE AGREEMENT

This Settlement and Termination of License Agreement (the “Settlement Agreement”) is made as of May 12, 2022 (the “Settlement Effective Date”), by and between Aytu BioPharma, Inc. (formerly known as Aytu BioScience, Inc.), a Delaware corporation, with its principal offices at 373 Inverness Parkway, Suite 206, Englewood, CO (“Aytu”), and TRIS Pharma, Inc., a New Jersey corporation, with a location at 2031 U.S. Highway 130, Monmouth Junction, NJ  08852 (“TRIS”) (collectively, the “Parties”).

Recitals

WHEREAS, the Parties entered into the November 2, 2018 License, Development, Manufacturing and Supply Agreement (the “License Agreement”) by which TRIS granted to Aytu certain rights related to the Tuzistra XR and CCP-08 products (the “Products”) in exchange for specified payments and associated terms;

WHEREAS, since the License Agreement was executed, Aytu maintains that the potential market for the Products has changed dramatically;

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WHEREAS, Aytu contends that the aforementioned unforeseen events excuse its performance under the License Agreement and TRIS disagrees with such contention (the “Dispute”);

WHEREAS, Aytu notified TRIS of the Dispute and invoked Article 14.3 of the License Agreement to commence discussions with TRIS to resolve the Dispute; and

WHEREAS, in order to, among other things, avoid the distraction and expense of litigation, the Parties have agreed, fully and finally, to resolve the Dispute on the terms set forth herein.

NOW THEREFORE, in consideration of the foregoing Recitals, the promises set forth in this Settlement Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the following:

Agreement

1.Certain Definitions and Capitalized Terms.  Capitalized terms used but not defined herein (including in any appendices or schedules) shall have the respective meaning set forth in the License Agreement.  In addition to the terms defined elsewhere in this Settlement Agreement (including in any appendices or schedules), the following terms shall have the following respective meanings:

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(a)“Action” means any audit, hearing, investigation, action, lawsuit, litigation, arbitration or other similar proceeding and any charge, complaint, claim, demand to, from, by or before any governmental authority.

(b)“Ancillary Agreement” means the Domain Names Assignment and any other agreement that the Aytu, TRIS or any of their Affiliates enter into pursuant to this Settlement Agreement or the foregoing.

(c)“Annual Report” means the annual report an NDA holder shall submit each year to FDA in accordance with 21 CFR 314.81 amd 21 CFR 312.33, and in this case, with respect to Tuzistra® XR IND no: 115598 and Tuzistra® NDA no: 207768 dated April 30, 2015.

(d)“Damages” means any loss, damage, injury, award, fine, penalty, Transfer Tax, fee, deficiency, default, settlement amount, assessment, dues, cost, liability, obligation, Encumbrance, lost profits or expense.

(e)“In-Market Aytu Product” means Tuzistra® XR inventory bearing Aytu’s (or any of its Affiliates’) NDC number that has been sold by Aytu or its Affiliates and is in the supply chain with wholesalers, retailers and other Third Parties as of the Settlement Effective Date or thereafter (including Shelf Product (as defined in Section 8(a)) ultimately sold by Aytu or its Affiliates) and includes returns of Product previously sold.

(f)“PADER” means the Periodic Adverse Drug Experience Report (PADER) in accordance with the postmarketing safety reporting requirements of 21 CFR 314.80(c)(2) and 600.80(c)(2).

(g)“Transfer Tax” means any sales, use, stock transfer, value added, real property transfer, real property gains, transfer, stamp, registration, documentary, recording or similar duties or taxes together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with this Settlement Agreement.

2.Termination of License Agreement. Except for the rights and obligations created by this Settlement Agreement (including, but not limited to, rights and obligations pursuant to the Surviving Provisions (defined in Section 3), effective immediately, the License Agreement shall be terminated in all respects.

3. Surviving Provisions. The Surviving Provisions (as defined below) will survive termination of the License Agreement pursuant to this Settlement Agreement.   Except as set forth in the preceding sentence, none of the terms, conditions or obligations of the License Agreement shall survive termination of the License Agreement pursuant to this Settlement Agreement.  As used herein, “Surviving Provisions” means the following provisions of the License Agreement, together with the provisions of the Quality Agreement and the Safety Data Exchange Agreement to the extent such agreements survive in accordance with Paragraphs 4 and 5 below, respectively:

(a)Section 2.1(d) (which section pertains to TRIS’ right of reference);

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(b)Section 2.1(e) (which section pertains to cooperation to comply with regulatory requirements and Applicable Laws related to the Products);

(c)Section 2.3 (Ownership of Technical Information);

(d)Section 4.10(b) (which section pertains to assignment of AYTU Product Trademark and non-exclusive license with respect to AYTU Non-Product Specific Trademarks);

(e)Section 5.5 (Product Recall), except for Section 5.5(e), and provided that the final decision as to any Recall of any Product sold by Aytu or its Subsidiaries shall be made by TRIS;

(f)Article VI – (Payment of Transfer Price; Royalty; Accounting) with respect to sales and purchases of Products by AYTU during the Term, or if applicable, sales of Product by AYTU pursuant to Section 9.3(e) or 9.3(a)(v) or (vi); provided, however, that Section 6.4 (Royalty Make Whole Payment) shall no longer be applicable;

(g)Article VII (Infringement);

(h)Article (VIII) (Manufacturing Standards and Quality Assurance);

(i)The following sections of Section 9.3 (Effect of Termination or Expiration): Section 9.3(a) (including with respect to Section 9.3(a)(iii) (the transfer of all Regulatory Documentation to TRIS which is hereby requested);  Section 9.3(c); Section 9.3(d), provided that Confidential Information shall not be destroyed unless authorized in writing; and Section 9.3(e).  Notwithstanding the foregoing, in the event of any conflict between the surviving provisions of Section 9.3 and the provisions contained in this Settlement Agreement, the terms and provisions of this Settlement Agreement shall control;

(j)Article X (Confidentiality), provided that (i) the provisions contained in Article X shall also apply, mutatis mutandis, to this Settlement Agreement as if it were the License Agreement.  Notwithstanding Article X of the License Agreement, the Parties agree that any disclosure of the fact that the Parties have entered into this Settlement Agreement shall not constitute a breach of Article X of the License Agreement and factual communications by Tris, its Affiliates or its licensee to the effect that TRIS, or its licensee, rather than Aytu, is a supplier and marketer of Products shall also not constitute a breach of Article X of the License Agreement;

(k)Sections 11.3(i) (which section sets forth Aytu’s requirement to sell Products using National Drug Codes that reflect Aytu as distributor), 11.3(j) (which section sets forth Aytu’s responsibility for price reporting), and 11.3(k) (which section sets forth Aytu’s responsibility for all rebates), shall continue with respect to all sales of Products during the Term or by Aytu after the Term pursuant to Sections 9.3(e) or 9.3(a)(v) or (vi) of the Agreement or the terms and provisions of this Settlement Agreement; and

(l)Sections 11.3(u) and (v) (which section imposes on Aytu certain obligations with respect to the Former Owner under the Asset Sale Agreement).

(m)Article XIII (Indemnification and Insurance).

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4.Quality Agreement. The Quality Agreement entered into between the parties on August 21, 2021, will continue in effect with respect to Product previously delivered by TRIS and any Product delivered, subsequent to the Settlement Effective Date, pursuant to Sections 9.3(e) or 9.3(a)(v) or (vi) of the License Agreement, or the terms and provisions of this Settlement Agreement.

5.Safety Data Exchange Agreement. The Safety Data Exchange Agreement shall continue in full force and effect until completion of the transfer of the NDA for Tuzistra® XR (NDA no: 207768, dated 30 April 2015) from Aytu to TRIS (the date of such completion hereafter referred to as the “Transfer Date”).  On the Transfer Date the Safety Data Exchange Agreement shall be terminated and cancelled and shall be of no force or effect, provided however, that no releases are being provided hereunder with respect to violations of the Safety Data Exchange Agreement prior to the Transfer Date.  The Parties will cooperate to transition pharmacovigilance activities to TRIS, and after the termination of the Safety Data Exchange Agreement, Aytu will continue to provide to TRIS adverse event reports in accordance with the procedures set forth on Schedule 5.1 hereto, and otherwise on a timetable required by law or as otherwise requested by TRIS, and in any event with reasonable advance notice to TRIS before TRIS is required to report same to any Regulatory Authority.

6.Payments.

6.1Settlement Payment.  As consideration to resolve the Dispute, upon execution of this Settlement Agreement, Aytu shall owe to TRIS a fully vested, non-refundable settlement payment of [***] (the “Settlement Payment”), payable by wire transfer of immediately available funds as directed by TRIS. The Settlement Payment shall be paid in the following installments on or before the following respective dates:

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Notwithstanding the foregoing, if Aytu avails itself, or becomes subject to, any case or proceeding under the Bankruptcy Code or any statute of any state relating to insolvency or the protection of creditor rights, then all unpaid installments of the Settlement Payment, together with all interest thereon and related costs and expenses, shall automatically immediately become due and payable to TRIS.

Any amount of the Settlement Payment not paid when due, shall bear interest from the date due until paid at the rate equal to the greater of (1) 2.5% per month and (2) the maximum interest rate permitted by Applicable Law.

Aytu’s obligation to pay the Settlement Payment and the other amounts provided in this Section 6.1 shall not be subject to reduction by setoff or recoupment as a result of any claim Aytu may have against TRIS.

TRIS shall be entitled to reimbursement by Aytu for all costs and expenses, including reasonable attorneys’ fees, incurred in the collection of all or any portion of the Settlement Payment installments not timely paid, and the interest accrued thereon in accordance with this section 6.1.  Such reimbursement shall be paid promptly upon delivery by TRIS of an invoice therefor.

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6.2Certain Other Payments and Reports. The Settlement Payment is in addition to the following payments that are payable with the first installment of the Settlement Payment on [***] (unless otherwise noted):

(a)[***] for raw materials and packaging inventory purchased by TRIS in reliance on Forecasts, unique to the manufacture of the licensed Products, enumerated in Schedule 6.2(a);

(b)Royalties for Product sold prior to the quarter ended March 31, 2022;

(c)Royalties for Product sold (i) after the quarter ended March 31, 2022, and (ii) after the Settlement Effective Date in accordance with Article VI of the License Agreement;

In no event will TRIS be liable for payments for negative Net Sales or return of any royalties for prior periods due to adjustments to accruals and the like or for any other reason.

Aytu shall provide Tris with Product accrual balances for the 2nd and 3rd calendar quarter of 2022, and provide to TRIS (and to the extent, and in accordance with the procedures provided in Article VI of the License Agreement, the Former Owner) quarterly royalty reports up to the 2nd quarter of 2022.  TRIS (and to the extent, and in accordance with the procedures provided in Article VI of the License Agreement, the Former Owner)  shall continue to have audit rights with respect to such reports whether or not any further royalties are payable to TRIS

7.Transferred Assets.  Upon execution of the Settlement Agreement (or a time schedule a set forth in this Settlement Agreement, and without limiting Aytu’s obligations to deliver other items under the Surviving Provisions), Aytu will transfer, assign and convey to Tris, free and clear of all liens, claims, encumbrances and security interests (collectively, ”Encumbrances”), at Aytu’s expense, all right title and interest to and under the following (collectively, the “Transferred Assets”):

(a)Intellectual Property.  The intellectual property set forth on Schedule 7.1(a) (the “Transferred Intellectual Property”);

(b)Permits and Product Registrations.  The permits and the NDAs and INDs set forth on Schedule 7.1(b) in each case for the United States (the “Transferred Registrations”); and

(c)Books and Records.  The books, files, documents and records set forth on Schedule 7.1(c) (the “Transferred Books and Records”).

Notwithstanding anything to the contrary contained in this Settlement Agreement Aytu may retain, at its expense, one archival copy of all Transferred Books and Records and other documents or materials conveyed hereunder, in each case for Aytu’s own records.

8.Retained Liabilities.  For the avoidance of doubt Aytu shall be solely responsible for and discharge the following Liabilities (collectively, “Retained Liabilities”):

(a)Liabilities with respect to Tuzistra® XR inventory in existence at the Settlement Effective Date that is within its control (including inventory held with Third Parties

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other than Aytu or its Affiliates) as of the Settlement Effective Date or that comes within its control after the Settlement Effective Date but has not yet been sold by Aytu or its Affiliates (“Shelf Product”);

(b)Liabilities, obligations or commitments to the extent relating to or arising out of the Marketing, distribution and sale of Product by Aytu, its Affiliates or licensees, including without limitation: (i) in respect of defects, returns and/or credits, refunds, rebates, chargebacks, patient and co-pay coupons, off-invoice discounts or price-protection commitments; (ii) liabilities with respect to In-Market Aytu Product; and (iii) any liabilities arising under any maintained agreements listed on Schedule 12.10;

(c)Liabilities with respect to the Transferred Assets to the extent arising or related to the period after the Effective Date of the License Agreement and on or prior to the Settlement Effective Date;

(d)Liabilities for defaults of or breaches by Aytu under any permits or Transferred Registrations (or any obligations related thereto) on or prior to the Settlement Effective Date; and

(e)All FDA fees paid in respect of the Products related to any period prior to the Settlement Effective Date.

9.Transition. In addition to those matters set forth in Section 9.3(a) of the License Agreement and otherwise contained in this Settlement Agreement, the Parties will work together in good faith to ensure that any Product-related liabilities, arising from Aytu’s sale of the Products during and after the Term of the License Agreement, including the Retained Liabilities, will remain with Aytu.  In the event of a disagreement around assignment of responsibility of Product-related liabilities, the Parties will negotiate a solution in good faith to determine the appropriate Party’s responsibility for such liability.  For the avoidance of doubt: (i) financial responsibility will be based on NDC number such that the party invoiced shall make the appropriate payment, and thereafter invoice the other party with appropriate documentation based on the other parties liability based on proportion of NDC number; and (ii) returns liability will be allocated by NDC number.

On or before the Settlement Effective Date, the Parties will coordinate and initiate the following transition process:

(a)Aytu will prepare and provide formal notification to FDA of Aytu’s intent to discontinue marketing of the Product and requesting FDA to move the Product to the discontinued section of FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the “Orange Book”) (the “Discontinuation Notice”).  The Discontinuation Notice should clearly identify the Product and provide a date that not-marketed Product status begins;

(b)After providing the Discontinuation Notice to FDA, Aytu will “cross out” the Product name from the product list included within Attachment B of the May 2, 2022 “Dear Colleague” letter delivered by Center for Drug Evaluation and Research (CDER) to Aytu listing PDUFA fee-eligible products owned by Aytu.  Aytu will return the amended Product list to CDER, indicate that the discontinued Product should not be assessed an annual program fee for FDA fiscal year 2023, and reference the Discontinuation Notice for support;

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(c)TRIS will prepare and provide to FDA the annual CMC update to the Product DMF;

(d)Aytu will prepare and submit the Annual Report and PADER to FDA for Tuzistra® XR; and

(e)After completion of (a)-(d), the Parties will prepare and submit to FDA letters in the form of Exhibit 10.2(a) and 10.4(a) to effect transfer of the Tuzistra® XR NDA and IND from Aytu to TRIS.

10.Asset Transfer Schedule.

10.1On the Settlement Effective Date, Aytu will deliver TRIS each of the following items, duly executed by Aytu:

(a)Intellectual Property Assignments.  A domain names assignment substantially in the form of Exhibit 10.1(a)(1) (the “Domain Names Assignment”).

10.2After the Settlement Effective Date, at a date determined by the Parties, Aytu will deliver TRIS each of the following items, duly executed by Aytu:

(a)Notices Relating to Transferred Approvals. Aytu will deliver a letter in the form of Exhibit 10.2(b) to the FDA for the NDA and IND included in the Transferred Registrations, along with a Form 356h and an XML receipt from the FDA in respect of such letter; and

(b)Books and Records Relating to the Transferred Registrations.  Books and records relating to the NDA included in the Transferred Registrations, as set out in Schedule 7.1(c) (which, for the avoidance of doubt, may be delivered in electronic format).

10.3On the Settlement Effective Date, TRIS will deliver to Aytu each of the following items:

(a)Intellectual Property Assignments.  The Domain Names Assignment duly executed by the TRIS.

10.4     After the Settlement Effective Date, at a date determined by the Parties, TRIS will deliver to Aytu, each of the following items, duly executed by TRIS;

(a)Notices Relating to Transferred Approvals.  TRIS will deliver a letter in the form of Exhibit 10.4(b) to the FDA for the NDA and IND included in the Transferred Registration, along with a Form 356h along with a Form 356h and an XML receipt from the FDA in respect of such letter.

11.Representations and Warranties.

11.1 Mutual Representations and Warranties.  Each Party represents, warrants and covenants to the other Party, as of the Settlement Effective Date, that:

(a)Such Party is a corporation duly organized, validly existing, and in good standing under the Applicable Laws of the jurisdiction of its incorporation and has full corporate power to own its properties and conduct the business presently being conducted by

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it, and is duly qualified to do business in, and is in good standing under, the laws of all states and nations in which its activities or assets require such status, except in any case where the failure to be so qualified and in good standing would not be material.

(b)Such Party has full corporate right, power and authority to perform its obligations pursuant to this Settlement Agreement, and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Party.  This Settlement Agreement has been duly and validly executed by such Party.  Upon execution and delivery of this Settlement Agreement, it will be the valid and binding obligation of such Party, enforceable in accordance with its terms, subject to equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditor’s right and remedies generally.

(c)The execution, delivery and performance of this Settlement Agreement does not, and the consummation of the transactions herein contemplated will not, violate any order, judgment or decree binding on such Party or its employees, or result in a breach of any term of the certificate of incorporation or by-laws of such Party or any contract, agreement or other instrument to which such Party or any of its employees is a party or, to such Party's knowledge, violate any law, rule or regulation applicable to such Party, except in each case to an extent not material to such Party's compliance with its obligations under this Settlement Agreement.

(d)No portion of any claim, right, demand, action, or cause of action that such Party may have against the other Party has been assigned, transferred, or otherwise obtained by any Person not a party to this Settlement Agreement in any manner whatsoever.

11.2Aytu’s Representations and Warranties. Aytu represents, warrants and covenants to TRIS, as of the Settlement Effective Date that:

(a)Aytu has good and marketable title to all of the tangible Transferred Assets, such assets will be transferred to TRIS, free and clear of any Encumbrances.

(b)No consent other than (i) notices and filings with the FDA with respect to the assignment of the Transferred Registrations, (ii) notices and filings with the relevant governmental authorities with respect to the assignment of the Transferred Intellectual Property, and (iii) notices and filings with the registrar of any domain names that are included within the Transferred Intellectual Property is necessary to transfer the Transferred Assets to the TRIS.

(c)The data provided to TRIS by Aytu, pursuant to Section 12.13, for inclusion in the Annual Report is (except for such data that was previously provided by or on behalf of TRIS to Aytu) is true, correct and complete.

(d)Aytu has not assigned the License Agreement and there are no outstanding sublicenses with respect thereto.

12.Covenants.

12.1Aytu will refer any inquiries about Product orders or potential orders to TRIS, from and after the Settlement Effective Date (unless Aytu intends to and is permitted hereunder to fulfill such order).

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(a)To the extent Aytu engages in any sales of the Product after April 30, 2022, Aytu will employ normal and customary commercial practices with respect to pricing and distribution of the Product.

12.2At TRIS’ request, Aytu will send a letter to its customers, reasonably acceptable to TRIS, informing such Persons of the transition of Product to TRIS.

12.3Aytu shall promptly (and in any event within thirty (30) days of the Settlement Effective Date), provide to TRIS copies of all contracts entered into by AYTU or its Subsidiaries that are related to the Product and are not multi-product contracts and shall assist TRIS in understanding the nature of any multi product contracts that cover the Products and shall otherwise comply with the provisions of Section 9.3(a)(x) of the License Agreement.

12.4Without limiting the provisions of Section 9.3, Aytu shall provide to TRIS the information regarding its customer’s Medicaid and managed care agreements (i.e., commercial managed care agreements, managed Medicaid agreements and Medicaid agreements) as requested by TRIS to the extent permitted under such agreements.

12.5Transferred Books and Records.  Except as specifically set forth in Section 10 and Schedule 7.1(c) in respect of the delivery of the books and records relating to the NDA included in the Transferred Registrations, promptly and in any event not later than thirty (30) calendar days following the Settlement Effective Date (such date, the “Books and Records Transfer Date”), Aytu will deliver to TRIS copies or originals, at  Aytu’s election, of all other Transferred Books and Records and the IND included in the Transferred Registrations, which delivery may be satisfied by Aytu’s delivery of electronic copies of such Transferred Books and Records through a secure FTP site.  After such Books and Records Transfer Date with respect to particular Transferred Books and Records, upon the reasonable request of TRIS, Aytu will use commercially reasonable efforts to locate and transfer to TRIS original versions of such Transferred Books and Records provided to TRIS as copies, to the extent Aytu has originals of such Transferred Books and Records in its possession.

12.6Cooperation. After the Settlement Effective Date, upon the reasonable request of TRIS, Aytu will use commercially reasonable efforts to execute and deliver any and all further materials, documents and instruments of conveyance, transfer or assignment as may reasonably be requested by TRIS to effect, record or verify the transfer to, and vesting in TRIS of, the Transferred Assets in accordance with the terms of this Settlement Agreement.  Aytu further agrees to provide such additional supporting information and documentation as TRIS may reasonably request in relation to the Transferred Assets.

12.7Records and Documents.  For a period of two (2) years after the Settlement Effective Date, at another Party’s request, each Party will provide such other Party and its Representatives with access to and the right to make copies of those Transferred Books and Records and other relevant books and records that are in the possession or control of such Party and that such Party has the right to disclose and transfer as may be necessary in connection with any Third Party litigation (but not any litigation between Aytu and TRIS), the preparation of financial statements, or the conduct of any audit or investigation by a governmental authority.  If any Party desires to dispose of any of such Transferred Books and Records prior to the expiration of such period, the Party seeking disposal will, prior to such disposition, give the other Party a reasonable opportunity, at such Party’s expense, to segregate and remove such records and documents as such Party may select.

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12.8Transferred Registrations.  Promptly following the Settlement Effective Date, Aytu and TRIS will cooperate in good faith and use commercially reasonable efforts to give all notices to and make all filings with any governmental authority necessary to transfer any Transferred Registrations from Aytu to TRIS effective as of the Settlement Effective Date.

12.9Use of Name; NDC Numbers. TRIS shall have no right to sell or distribute any Product so long as it bears Aytu’s (or any of its Affiliates’) national drug code (“NDC”) number, and if necessary and appropriate, TRIS will establish TRIS’ own NDC number for the Products and promptly notify Aytu in writing of such occurrence.

12.10Administration of In-Market Aytu Product

(a)Aytu shall be responsible for handling, processing, providing and otherwise administering all returns and/or credits, refunds, rebates, chargebacks, patient and co-pay coupons, off-invoice discounts or price-protection commitments (collectively, “Product Administration”) in respect of In-Market Aytu Product.  Aytu shall conduct such Product Administration in accordance with arrangements (including returns policies and any contractual exceptions thereto) in effect at the Settlement Effective Date.  Aytu shall maintain an active co-pay assistance program with respect of any In-Market Aytu Product dispensed through November 30, 2022.

(b)Aytu shall at its own expense (i) ensure all of its inventory of Product in its possession or control on or after the Settlement Effective Date which is not sold pursuant to Section 9.3 of the License Agreement is destroyed in a reasonable period of time and provide evidence of such destruction to TRIS upon TRIS’ request of such destruction, and (ii) ensure any In-Market Aytu Product that is returned to Aytu or its Affiliates is destroyed within a reasonable period of time and provide evidence of such destruction to TRIS upon TRIS’ request of such destruction.

12.11Adverse Event Reporting.  The Parties will and will cause their Affiliates to abide by the terms of Schedule 5.1 after the Settlement Effective Date.

12.12Compliance.  Each Party shall comply, and shall require its Affiliates to comply, with all Applicable Law relative to its obligations hereunder.  Without limitation of the foregoing, each of the Parties will comply with the provisions of the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and the regulations promulgated thereunder and any other similar local, state, federal, or foreign laws and with all laws regulations relating to drug sampling under the  Prescription Drug Marketing Act (PDMA) of 1987 (P.L. 100-293, 102 Stat. 95) and will provide such information as necessary to the other Party with respect thereto so the other Party may fulfill its obligation.

12.13    IND.  Promptly after the Settlement Effective Date the Parties will cooperate to transfer the IND included in the Transferred Registrations to TRIS.

12.14Transfer Taxes.  All Transfer Taxes, if any, incurred in connection with the Settlement Agreement will be paid by Aytu.

13.Indemnification.

13.1Indemnification by Aytu.  Aytu will indemnify and hold harmless TRIS and its Affiliates (the “TRIS Indemnitees”) from and against any and all Damages which any

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TRIS Indemnitee may incur or suffer to the extent arising out of (a) the breach of, or inaccuracy in, any representation or warranty made by Aytu in this Settlement Agreement or any Ancillary Agreement as of the date such representation or warranty was made or (b) the breach of any covenant or obligation of Aytu contained in this Settlement Agreement or any Ancillary Agreement.

13.2Indemnification by TRIS.  TRIS will indemnify and hold harmless Aytu and its Affiliates (the “Aytu Indemnitees”) from and against any and all Damages which any Aytu Indemnitee may incur or suffer to the extent arising out of (a) the breach of, or inaccuracy in, any representation or warranty made by TRIS in this Settlement Agreement or any Ancillary Agreement as of the date such representation or warranty was made or (b) the breach of any covenant or agreement of TRIS contained in this Settlement Agreement or any Ancillary Agreement.

13.3Other Indemnification Provisions. The indemnification provisions of this Section 13 shall be superseded to the extent related to a Third Party Claim covered by the indemnification provisions of Section 13.1 and Section 13.2 of the License Agreement or other indemnification provisions of the License Agreement.

14.Releases.  Effective upon the receipt by TRIS on its due date of the $1,100,000 payment due May 12, 2022, referenced in Paragraph 6.1 above, the Parties mutually release each other (along with their present and former employees, officers,  subsidiaries and Affiliates and present and former employees, and officers, of such subsidiaries and Affiliates) from and against any and all claims, direct or indirect, fixed or contingent, known or unknown, that relate in any way to the License Agreement or the Dispute; provided, that such release shall not be applicable to breaches of any provision of this Settlement Agreement, or any Ancillary Agreement, or breaches of the Surviving Provisions.

15.Miscellaneous

15.1No Admission of Liability.  This Settlement Agreement does not constitute, and shall not be construed as or deemed to be, an admission of liability or wrongdoing on the part of any of the Parties; each of the Parties expressly denies any liability or wrongdoing.  This Settlement Agreement shall not be admissible in any proceeding as evidence of liability or wrongdoing by any of the Parties as to any claim or action released herein.

15.2Governing Law.  This Settlement Agreement shall be interpreted under the laws of the State of New York without regard to its conflict-of-law principles.

15.3Venue.  Any claim to enforce the terms of this Settlement Agreement, including the Surviving Provisions, shall be brought only in a federal or state court located in New York, and the Parties agree to submit to the exclusive jurisdiction of that court for purposes of the resolution of any such claim. The Parties irrevocably and unconditionally waive any objection to venue in an Action with respect to such claim in such courts and irrevocably waive and agree not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum.

15.4Joint Drafting.  In the event an ambiguity or question of intent or interpretation arises, this Settlement Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provisions of this Settlement Agreement.

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15.5Counterparts.  This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which, when taken together, shall constitute one and the same agreement.  Any electronically transmitted signature or photocopy of a signature to the Settlement Agreement shall be deemed an original signature to the Settlement Agreement and shall have the same force and effect as an original signature.

15.6Binding Effect.  The releases and other agreements contained herein shall be binding upon, and inure to the benefit of, the successors, assigns, employees, officers, and directors of each Party.

15.7Entire Agreement.  This Settlement Agreement constitutes the entire agreement of the Parties with respect to the subject matter of this Settlement Agreement, supersedes any prior or contemporaneous oral or written agreements relating to the subject matter of this Settlement Agreement, including the License Agreement, and shall not be amended, modified or otherwise subject to any change without the express written consent of each of the Parties.

15.8Cooperation.  Each Party hereto agrees to execute any and all documents, and to do and perform any and all acts and things, upon request by the other Parties, reasonably necessary or proper to effectuate or further evidence the terms and provisions of this Settlement Agreement.

15.9Notices.  All notices or other communications given pursuant hereto by one Party hereto to the other Party shall be in writing and shall be deemed given (a) when delivered by messenger, (b) when received by the addressee, if sent by express mail, Federal Express or other express delivery service (receipt requested) or (c) three (3) days after being mailed in the U.S., first-class postage prepaid, registered or certified, in each case to the appropriate addresses and telecopy number set forth below (or to such other addresses and telecopy numbers as a Party may designate as to itself by prior advance written notice to the other Party):

Notices for TRIS shall be sent to:

Tris Pharma, Inc.

2031 US Highway 130

Monmouth Junction, NJ 08852

[***]

Notices for Aytu shall be sent to:

Aytu Bioscience, Inc.

373 Inverness Parkway, Suite 206

Englewood, Colorado 80112

[***]

CONFIDENTIAL

Dated: May 12, 2022	Aytu BioPharma, Inc.

By
Josh Disbrow
Chief Executive Officer

Dated: May 12, 2022	TRIS Pharma, Inc.

By
Ketan Mehta
Chief Executive Officer

CONFIDENTIAL

SCHEDULES TO ASSET PURCHASE AGREEMENT

Schedule 5.1

Adverse Event Reporting

Beginning on the Transfer Date, TRIS assumes responsibilities for processing and reporting all Adverse Drug Experience (ADE) reports, including expedited ADE reports, to the relevant Regulatory Authorities.  In addition, TRIS has obligations for the preparation and submission of periodic adverse experience reports (“PADERs”) to the FDA.

As of the Transfer Date, the TRIS will be responsible for evaluation of adverse drug experiences (“ADEs”), signal detection and literature surveillance as well.

Data Exchange Procedure

On and after the Closing Date, Aytu shall notify TRIS by [***] within one Business Day of first learning of an ADE.  Minimum criteria for reporting include: (1) identifiable reporter; (2) identifiable patient; (3) adverse experience and (4) suspect product.

TRIS assumes the responsibility for assessing seriousness and expectedness of the ADE.

TRIS will be responsible for any additional follow-up regarding the ADE. However, if Aytu receives additional information regarding the ADE, the information will be forwarded to TRIS as per the above timeframes.

TRIS assumes the responsibility for evaluating ADEs to determine the need for a quality investigation.

The Parties shall promptly exchange information on any regulatory action or pending action for safety reasons that might result in a regulatory action including, but not limited to, a labeling change and market restriction.

TRIS will be responsible for responding to regulatory inquiries for safety information.

In addition to ADE exchange, Aytu shall notify TRIS by [***] within five (5) Business Days of first learning of any medical information request and/or product complaint relating to Tuzistra® XR.

TRIS will provide Aytu with a list of all ADE reports and product complaints it has received in the previous month that are associated with the Product, other than those provided by Aytu within the first ten (10) working days of the following calendar month.

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Standard Operating Procedures (“SOPs”) and Training

Each of TRIS and Aytu will maintain SOPs relating to the handling of ADEs, specifically, with regard to each such Person’s respective responsibilities under this Schedule 5.1.  Personnel handling adverse events will be appropriately trained.

Schedule 6.2(a)	Tris Inventory Relating to Tuzistra 1oz and 16oz
	Raw Materials and Packaging

	Description	UM	Inventory Qty	Inv $

	Cherry Flavor, Artificial	KG	11.167	[***]
	Ethyl Maltol, NF	KG	13.539	[***]
	Propyl Gallate, NF	KG	48.691	[***]
	PI for Tuzistra XR OS	EA	10981	[***]
	Med Guide Tuzistra XR OS	EA	1139	[***]
	Label 16oz Tuzistra XR Os	EA	18783	[***]
	Shipper CS 13 1/8x10 3/8x3 3/8	EA	1920	[***]
	Partition 13 3/4 x 16 ½	EA	2125	[***]
	Total:			[***]

Schedule 7.1(a)	Transferred Intellectual Property

Domain Names: www.tuzistraxr.com, www.tuzistraer.com, www.tuzistra.com, www.tuzistrad.com and the HTML and other files, content and layout  relating thereto (including, without limitation, all copyrights and licenses of copyrights related thereto), in each case to the extent owned by Aytu or its Affiliates, other than the name and logo of Aytu and the Aytu’s Affiliates and the NDC number associated with the Product contained therein.

Marketing and Training Materials:  The content, layout, designs and coloring for all marketing and training materials (including, without limitation, brochures, videos and advertisements) relating to the Products (including, without limitation, all copyrights and licenses of copyrights related thereto) other than the name and logo of Aytu and Aytu’s Affiliates and the NDC number associated with the Product contained therein.

Labeling and Packaging Materials:  The content, layout, design and coloring used on the packaging of the Products (including, without limitation, all copyrights and licenses of copyrights related thereto) other than the name and logo of Aytu and Aytu’s Affiliates and the NDC number associated with the Product contained therein.

CONFIDENTIAL

Schedule 7.1(b)	Transferred Registrations Tuzistra® XR IND no: 115598. Tuzistra® NDA no: 207768 dated April 30, 2015.

Schedule 7.1(c)	Transferred Books and Records The Transferred Books and Records shall consist of originals, or where not available, copies, of the following:
	Category	Book or Record relating to the Transferred Assets (to the extent in the possession and control of Aytu or its Affiliates and which Aytu or its Affiliates has the right to disclose and transfer)	Already delivered to Tris	To be delivered before or at Closing	To be delivered post-Closing
	Sales	Health care Provider (“HCP”) Targeting Approach and list of targets
Sales Force Territories
Sales Force Call Plan
Market Basket
Sales Force Training Materials
Tuzistra® XR market background and competitor information
Pharmacy Stocking by chain
852 inventory on hand by wholesaler for Tuzistra® XR from launch in August 2015, 867 data monthly from September 2017 to date and selected longitudinal 852 data.
Customer complaints
	Marketing	2021/22 Annual Marketing information
Market Research materials
		electronic copies of all branded and educational HCP and consumer/patient marketing materials including website content			Native files of content will be delivered
	Regulatory	All incoming and outgoing submissions/communications to/from Aytu and the FDA relating to Tuzistra® XR NDA beginning with the letter of acceptance of the NDA including:			(unless otherwise indicated below)
a) All supplements and amendment to supplements relating to Tuzistra® XR (CMC, labeling etc. both under review by the FDA and those approved)
b) Supplement Approval letters
c) Product Annual Reports
d) PADERs
e) ICSRs and 15 Day Report Submissions
f) Copy of Adverse Event report database
g) Incoming/outgoing emails and faxes with FDA

CONFIDENTIAL

h) Telephone Contact Reports
i) Safety Labeling Change notification letters
j) FDA chronology of incoming/outgoing correspondence identified (including all correspondence to Office of Prescription Drug Promotion (“OPDP”)
Copy of any communications with OPDP including any Advisory Comments on proposed promotional pieces
Scanned copies of signed 2253 forms
Information on the publishing tool used to send submissions to the FDA
All Labeling files documenting evolution of labeling changes and date of implementation
Current artwork files for the package insert and medication guide for Tuzistra® XR
A copy of Aytu’s transfer submission to FDA for IND 11598 and all submissions and correspondence concerning the IND since that transfer.

Notwithstanding the foregoing, the Transferred Books and Records do not include any books, files, documents, data and records constituting attorney work product, attorney-client communications and other items protected by privilege, financial records (other than Product pricing information submissions required by a governmental authority) or, for the avoidance of doubt, which do not relate to the Transferred Assets; provided that any such books and records that contain information both relating to and not relating to the Transferred Assets shall be delivered but without such unrelated information.

CONFIDENTIAL

Schedule 12.10 - Maintained Agreements

Agreements to be kept until December 31, 2022 or expiry, if earlier (to facilitate administration of returns)

Party	Counter Party	Effective Date	Description
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]
Aytu BioPharma, Inc.	[***]	[***]	[***]

CONFIDENTIAL

Aytu BioPharma, Inc.	[***]	[***]	[***]

CONFIDENTIAL

EXHIBITS

Exhibit 10.1(a)(1)

Domain Names Assignment

DOMAIN NAME ASSIGNMENT

This Domain Name Assignment (this “Domain Name Assignment”) is made effective as of June 13, 2018 by and between by and between Aytu BioPharma, Inc. (formerly known as Aytu BioScience, Inc.), a Delaware corporation, with its principal offices at 373 Inverness Parkway, Suite 206, Englewood, CO (“Assignor”), and TRIS Pharma, Inc., a New Jersey corporation, with a location at 2031 U.S. Highway 130, Monmouth Junction, NJ  08852 (“Assignee”). All capitalized words used in this Domain Name Assignment and not defined herein shall have the meanings ascribed to them in the Asset Sale Agreement (as defined below).

WHEREAS, Assignor and Assignee have entered into that certain Asset Sale Agreement, of even date herewith (the “Asset Sale Agreement”), providing for, among other things, the sale to Assignee by Assignor of all of Assignor’s right, title and interest in the domain names “www.tuzistraxr.com” (currently registered with Freeparking Domain Registrars, Inc., expiring 8--22-2022), “www.tuzistraer.com” (currently registered with Freeparking Domain Registrars, Inc., expiring 8-17-2022), “tuzistra.com” (currently registered with Freeparking Domain Registrars, Inc., expiring 5-2-2024), “tuzistrad.com” (currently registered with Freeparking Domain Registrars, Inc., expiring 8-22-2022) and

WHEREAS, in accordance therewith, Assignor desires to sell, transfer, convey and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Assignor’s right, title and interest in, to and under the Domain Names.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

Assignor hereby transfers and assigns to Assignee, and Assignee hereby accepts from Assignor, all of Assignor’s right, title and interest in, to and under the Domain Names, including the goodwill appurtenant thereto, including without limitation, the right to renew registrations for the Domain Names, and all rights of Assignor to bring an action, whether at law or in equity, for infringement, misappropriation, or misuse of the Domain Names against any third party, and all rights against any third party to recover damages, to recover income, royalties, profits, and to secure injunctive relief for all past, present, or future infringement, misappropriation, or misuse of the Domain Names.

Assignor shall release and transfer possession and control of the Domain Names to Assignee by initiating the transfer with the current registrar of the Domain Names and performing, following or cooperating with Assignee on all reasonable procedures and actions specified by such registrar. Assignor hereby authorizes such registrar to transfer the ownership and control of the Domain Names to Assignee.

The rights and obligations of the parties will be governed by, and this Domain Name Assignment will be interpreted, construed and enforced in accordance with, the laws of the

CONFIDENTIAL

State of New York, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

Each of the parties hereto covenants and agrees to do, execute, acknowledge and deliver, at the reasonable request of the other party hereto, all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the assignments and assumptions contemplated by this Domain Name Assignment.

Should any part of this Domain Name Assignment for any reason be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion, and such remaining portion shall remain in force and effect as if this Domain Name Assignment had been executed with the invalid portion eliminated; provided, that in the event of a declaration of invalidity, the provision declared invalid shall not be invalidated in its entirety, but rather shall be observed and performed by the parties to the extent such provision is valid and enforceable.

This Domain Name Assignment is subject to and limited by the terms and provisions of the Asset Sale Agreement, and in the event of any conflict between this Domain Name Assignment and the Asset Sale Agreement, the terms, provisions and limitations of the Asset Sale Agreement shall control. Notwithstanding anything to the contrary in this Domain Name Assignment, nothing herein is intended to, nor shall it, enlarge, modify or otherwise alter the representations, warranties, rights, remedies, covenants and obligations of the parties contained in the Asset Sale Agreement or the survival thereof.

This Domain Name Assignment may be signed in any number of counterparts, including by facsimile copies or by electronic scan copies delivered by email, each of which will be deemed an original, and all of which will constitute one and the same instrument. Delivery of an executed counterpart signature page by facsimile or by electronic scan copies delivered by email is as effective as executing and delivering this Domain Name Assignment in the presence of the other party to this Domain Name Assignment. This Domain Name Assignment is effective upon delivery of one executed counterpart from each party to the other party.

This Domain Name Assignment may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Domain Name Assignment may be changed, modified or terminated only by an agreement in writing signed by the Assignor and Assignee.

This Domain Name Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[signature pages follow]

CONFIDENTIAL

[Signature Page to Domain Name Assignment]

IN WITNESS WHEREOF, the Assignor and Assignee have executed this Domain Name Assignment as of the date first written above

Aytu BioPharma, Inc

Name:

Title:

STATE OF ___________________ )

)

COUNTY OF)

On May 12th, 2022 before me, _____________, a Notary Public in and for such State, personally appeared ________________, personally known to me or provided to me on the basis of satisfactory evidence to be the person who executed within instrument.

WITNESSES my hand and official seal

________________________

Notary Public

My Commission expires on : _________________

CONFIDENTIAL

[Signature Page to Domain Name Assignment]

IN WITNESS WHEREOF, the Assignor and Assignee have executed this Domain Name Assignment as of the date first written above

Tris Pharma, Inc

Name:

Title:

STATE OF ___________________ )

)

COUNTY OF)

On May 12th, 2022 before me, _____________, a Notary Public in and for such State, personally appeared _________________, personally known to me or provided to me on the basis of satisfactory evidence to be the person who executed within instrument.

WITNESSES my hand and official seal

________________________

Notary Public

My Commission expires on : _________________

CONFIDENTIAL

Exhibit 10.2(a)

FDA Transferred Approval Notices of Aytu

[AYTU LETTERHEAD]

[INSERT FDA ADDRESS]

Reference: NDA 207768, Correspondence, Sequence 0065

Tuzistra® XR (codeine polistirex and chlorpheniramine polistirex) extended release oral suspension

CHANGE IN OWNERSHIP - DELIVERY

Dear [INSERT]:

Reference is made to the New Drug Application 207768 for Tuzistra XR (Codeine Polistirex and Chlorpheniramine Polistirex) Extended Release Oral Suspension, 14.7 mg of codeine and 2.8 mg chlorpheniramine per 5 mL approved on April 30, 2015, owned by Aytu BioPharma, Inc.

Effective [INSERT], all ownership rights to NDA 207768 are transferred from Aytu BioPharma, Inc to Tris Pharma, Inc.

All future correspondence for this NDA should be directed to:

[***]

This submission has been prepared in electronic Common Technical Document (eCTD) format in accordance with the following FDA Guidance for Industry: Providing Regulatory Submissions in Electronic Format – Certain Human Pharmaceutical Product Applications and Related Submissions Using the eCTD Specifications (April 2017).  This submission has been transmitted via the Electronic Submissions Gateway.  A description of the electronic submission, including submission size and virus statement, is provided.

If there are any questions concerning this submission, please contact me by telephone, at [INSERT]

Sincerely,

[INSERT NAME AND ADDRESS FOR AYTU RA CONTACT]

CONFIDENTIAL

Exhibit 10.4(a)

FDA Transferred Approval Notices of TRIS

[TRIS LETTERHEAD]

[FDA DELIVERY ADDRESS]

Reference: NDA 207768, Correspondence, Sequence 0065

Tuzistra® XR (codeine polistirex and chlorpheniramine polistirex) extended release oral suspension

CHANGE IN OWNERSHIP - ACCEPTANCE

Dear [INSERT]:

Reference is made to the New Drug Application 207768 for Tuzistra XR (Codeine Polistirex and Chlorpheniramine Polistirex) Extended Release Oral Suspension, 14.7 mg of codeine and 2.8 mg chlorpheniramine per 5 mL approved on April 30, 2015. Reference is also made to the Aytu BioPharma, Inc. transfer of ownership letter, dated [INSERT] (Sequence 0064), transferring ownership and official correspondent of such NDA to Tris Pharma, Inc.

In accordance with 21 CFR 314.72, Tris Pharma, Inc. hereby accepts the change in ownership  which is effective as of [INSERT]. Tris Pharma, Inc. has a complete copy of the application including amendments and records that are required under 21 CFR 314.81 and commits to the agreements, promises and conditions made by the former owner and contained in the application.

The following will be the primary and alternate contacts at Tris Pharma, Inc.:

[***]

[INSERT] (alternate contact)

This submission is being supplied in an electronic format.

Please forward any written communications and any questions or comments regarding this application to the undersigned at [***].

Sincerely,

[***]